PBF Energy Reports Fourth Quarter 2017 Results, Declares Dividend of $0.30 Per Share

•	Fourth quarter income from operations of $253.5 million (excluding special items, fourth quarter income from operations of $55.9 million)

•	Tax reform related benefit of $173.3 million

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - February 15, 2018 - PBF Energy Inc. (NYSE:PBF) today reported fourth quarter 2017 income from operations of $253.5 million as compared to income from operations of $139.8 million for the fourth quarter of 2016. The company reported fourth quarter 2017 net income of $260.4 million, and net income attributable to PBF Energy Inc. of $241.9 million or $2.14 per share. This compares to net income of $71.8 million, and net income attributable to PBF Energy Inc. of $54.6 million or $0.54 per share for the fourth quarter 2016. Net income attributable to PBF Energy Inc. for the year-ended December 31, 2017 was $415.5 million, or $3.73 per share as compared to net income of $170.8 million, or $1.74 per share, for the year-ended December 31, 2016. Income from operations for the years ended December 31, 2017 and 2016 was $730.2 million and $498.9 million, respectively.

Our results for the fourth quarter 2017 were impacted by special items. These special items include a net, non-cash, after-tax gain of $119.3 million, or $1.04 per share, lower-of-cost-or-market ("LCM") inventory adjustment, and an after-tax net expense of $42.3 million, or $0.37 per share, related to a change in the tax receivable agreement ("TRA") liability and remeasurement of TRA associated deferred tax assets. The Tax Cuts and Jobs Act (the "TCJA") provided a net tax benefit of $173.3 million, or $1.51 per share, primarily related to the reduction in net deferred tax liabilities. In addition to these special items, our results included net after-tax charges totaling approximately $3.0 million, or $0.03 per share, related to an inventory layer decrement and approximately $42.2 million, or $0.37 per share, related to non-cash, unrealized derivative expense related to basis exposure for heavy Canadian feedstocks that will be processed in 2018.

Excluding special items, fourth quarter 2017 income from operations was $55.9 million as compared to a loss from operations of $60.7 million for the fourth quarter of 2016. Adjusted fully-converted net loss for the fourth quarter 2017, excluding special items, was $4.4 million, or $0.04 per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net loss of $74.9 million, or $0.71 per share, for the fourth quarter 2016.

Excluding special items, income from operations was $434.7 million for the year-ended December 31, 2017 as compared to a loss from operations of $22.5 million for the year-ended December 31, 2016. Adjusted fully-converted net income for the year ended December 31, 2017, excluding special items, was $130.1 million, or $1.14 per share on a fully-exchanged, fully-diluted basis, as compared to adjusted fully-converted net loss of $145.7 million, or $1.41 per share, for the year ended December 31, 2016. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 44.1% of the limited partner interests as of December 31, 2017.

“2017 was a year of two halves for PBF Energy. During the first two quarters of the year, we invested heavily in our assets and completed the largest turnaround in our company's history at our Torrance refinery. The improvements and strategic capital investments we completed were critical to our operational success in the third and fourth quarters and helped demonstrate the strength of our fully-operational refining system,” said Tom Nimbley, PBF Energy's Chairman and CEO, “Looking ahead, we continue to focus on the safe and reliable operations of our assets. We are beginning 2018 with a strong and flexible balance sheet and are positioned to benefit from opportunities in the market.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on March 14, 2018, to holders of record as of February 28, 2018.

Outlook
For the first quarter 2018, we expect East Coast total throughput to average 330,000 to 350,000 barrels per day; Mid-Continent total throughput is expected to average 125,000 to 135,000 barrels per day; Gulf Coast total throughput is expected to average 180,000 to 190,000 barrels per day and West Coast total throughput is expected to average 160,000 to 170,000 barrels per day. These figures include the impact of the previously announced planned turnarounds at the Toledo, Delaware City and Chalmette refineries.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income excluding special items, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, February 15, 2018, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (866) 518-6930 or (203) 518-9797, conference ID: PBFQ417. The audio replay will be available two hours after the end of the call through March 1, 2018, by dialing (800) 283-4605 or (402) 220-0874.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risk disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44.1% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues	$6,535,988	$4,748,568	$21,786,637	$15,920,424

Cost and expenses (Note 1):
Cost of products and other	5,709,100	4,074,222	18,863,621	13,598,341
Operating expenses (excluding depreciation and amortization expense as reflected below)	418,475	433,902	1,685,611	1,423,198
Depreciation and amortization expense	80,192	57,729	277,992	216,341
Cost of sales	6,207,767	4,565,853	20,827,224	15,237,880
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	71,578	41,477	214,773	166,452
Depreciation and amortization expense	2,609	1,418	12,964	5,835
Loss (gain) on sale of assets	518	(7)	1,458	11,374
Total cost and expenses	6,282,472	4,608,741	21,056,419	15,421,541

Income from operations	253,516	139,827	730,218	498,883

Other income (expense):
Change in tax receivable agreement liability	250,357	16,051	250,922	12,908
Change in fair value of catalyst leases	(1,236)	5,978	(2,247)	1,422
Debt extinguishment costs	—	—	(25,451)	—
Interest expense, net	(39,556)	(38,051)	(154,427)	(150,045)
Income before income taxes	463,081	123,805	799,015	363,168
Income tax expense	202,695	52,043	315,584	137,650
Net income	260,386	71,762	483,431	225,518
Less: net income attributable to noncontrolling interests	18,494	17,204	67,914	54,707
Net income attributable to PBF Energy Inc. stockholders	$241,892	$54,558	$415,517	$170,811

Net income available to Class A common stock per share:
Basic	$2.19	$0.55	$3.78	$1.74
Diluted	$2.14	$0.54	$3.73	$1.74
Weighted-average shares outstanding-basic	110,208,152	99,854,984	109,779,407	98,334,302
Weighted-average shares outstanding-diluted	114,773,845	104,815,217	113,898,845	103,606,709

Dividends per common share	$0.30	$0.30	$1.20	$1.20

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 2):
Adjusted fully-converted net income	$245,929	$57,086	$424,587	$179,893
Adjusted fully-converted net income per fully exchanged, fully diluted share	$2.14	$0.54	$3.73	$1.74
Adjusted fully-converted shares outstanding - diluted	114,773,845	104,815,217	113,898,845	103,606,709

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

RECONCILIATION OF NET INCOME TO ADJUSTED FULLY-CONVERTED		Three Months Ended		Year Ended
NET INCOME AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS)		December 31,		December 31,
EXCLUDING SPECIAL ITEMS (Note 2)		2017	2016	2017	2016
Net income attributable to PBF Energy Inc. stockholders		$241,892	$54,558	$415,517	$170,811
Less:	Income allocated to participating securities	232	—	1,043	—
Net income attributable to PBF Energy Inc. stockholders - basic		241,660	54,558	414,474	170,811
Add:	Net income attributable to noncontrolling interest (Note 3)	7,069	4,149	16,746	14,903
Less:	Income tax expense (Note 4)	(2,800)	(1,621)	(6,633)	(5,821)
Adjusted fully-converted net income		$245,929	$57,086	$424,587	$179,893
Special items (Note 5):
Add:	Non-cash LCM inventory adjustment (Note 6)	(197,589)	(200,515)	(295,532)	(521,348)
Add:	Change in tax receivable agreement liability (Note 6)	(250,357)	(16,051)	(250,922)	(12,908)
Add:	Debt extinguishment costs (Note 6)	—	—	25,451	—
Add:	Net tax benefit related to the TCJA (Note 7)	(173,346)	—	(173,346)	—
Add:	Net tax expense on remeasurement of TRA associated deferred tax assets (Note 7)	193,499	—	193,499	—
Less:	Recomputed income taxes on special items (Note 6)	177,427	84,593	206,364	208,686
Adjusted fully-converted net (loss) income excluding special items (Note 5)		$(4,437)	$(74,887)	$130,101	$(145,677)

Weighted-average shares outstanding of PBF Energy Inc.		110,208,152	99,854,984	109,779,407	98,334,302
Conversion of PBF LLC Series A Units (Note 8)		3,798,023	4,591,968	3,823,783	4,865,133
Common stock equivalents (Note 9)		767,670	368,265	295,655	407,274
Fully-converted shares outstanding - diluted		114,773,845	104,815,217	113,898,845	103,606,709

Adjusted fully-converted net income (per fully exchanged, fully diluted shares outstanding)		$2.14	$0.54	$3.73	$1.74

Adjusted fully-converted net (loss) income excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 5)		$(0.04)	$(0.71)	$1.14	$(1.41)

		Three Months Ended		Year Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO		December 31,		December 31,
INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2017	2016	2017	2016
Income from operations		$253,516	$139,827	$730,218	$498,883
Special items (Note 5):
Add:	Non-cash LCM inventory adjustment (Note 6)	(197,589)	(200,515)	(295,532)	(521,348)
Income (loss) from operations excluding special items (Note 5)		$55,927	$(60,688)	$434,686	$(22,465)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 10)
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Year Ended
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDA		December 31,		December 31,
EXCLUDING SPECIAL ITEMS:		2017	2016	2017	2016
Net income		$260,386	$71,762	$483,431	$225,518
Add:	Depreciation and amortization expense	82,801	59,147	290,956	222,176
Add:	Interest expense, net	39,556	38,051	154,427	150,045
Add:	Income tax expense	202,695	52,043	315,584	137,650
EBITDA		$585,438	$221,003	$1,244,398	$735,389
Special Items (Note 5):
Add:	Non-cash LCM inventory adjustment (Note 6)	(197,589)	(200,515)	(295,532)	(521,348)
Add:	Change in tax receivable agreement liability (Note 6)	(250,357)	(16,051)	(250,922)	(12,908)
Add:	Debt extinguishment costs (Note 6)	—	—	25,451	—
EBITDA excluding special items (Note 5)		$137,492	$4,437	$723,395	$201,133

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA:
EBITDA		$585,438	$221,003	$1,244,398	$735,389
Add:	Stock based compensation	8,784	6,325	26,848	22,656
Add:	Net non-cash change in fair value of catalyst leases	1,236	(5,978)	2,247	(1,422)
Add:	Non-cash LCM inventory adjustment (Note 6)	(197,589)	(200,515)	(295,532)	(521,348)
Add:	Change in tax receivable agreement liability (Note 6)	(250,357)	(16,051)	(250,922)	(12,908)
Add:	Debt extinguishment costs (Note 6)	—	—	25,451	—
Adjusted EBITDA		$147,512	$4,784	$752,490	$222,367

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	December 31,	December 31,
	2017	2016
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$573,021	$786,298
Inventories	2,213,797	1,863,560
Total assets	8,117,993	7,621,927
Total debt	2,191,650	2,148,234

Total equity	2,902,949	2,570,684
Total equity, excluding special items (Note 5, 18)	$2,950,154	$2,912,375

Total debt to capitalization ratio (Note 18)	43%	46%
Total debt to capitalization ratio, excluding special items (Note 18)	43%	42%
Net debt to capitalization ratio (Note 18)	36%	35%
Net debt to capitalization ratio, excluding special items (Note 18)	35%	32%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Year Ended December 31,
	2017	2016
Cash flows provided by operations	$685,861	$651,934
Cash flows used in investing activities	(687,011)	(1,393,935)
Cash flows (used in) provided by financing activities	(172,103)	543,955
Net decrease in cash and cash equivalents	(173,253)	(198,046)
Cash and cash equivalents, beginning of period	746,274	944,320
Cash and cash equivalents, end of period	$573,021	$746,274
Marketable securities	—	40,024
Net cash, cash equivalents and marketable securities	$573,021	$786,298

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION (Note 11)
(Unaudited, in thousands)

	Three Months Ended December 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,533,213	$66,513	$—	$(63,738)	$6,535,988
Depreciation and amortization expense	73,033	7,159	2,609	—	82,801
Income (loss) from operations (Note 19)	290,976	36,737	(70,850)	(3,347)	253,516
Interest expense, net	1,262	9,745	28,549	—	39,556
Capital expenditures	58,483	18,098	512	—	77,093

	Three Months Ended December 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$4,743,966	$61,694	$—	$(57,092)	$4,748,568
Depreciation and amortization expense	52,289	5,440	1,418	—	59,147
Income (loss) from operations (Note 19)	148,180	35,505	(39,800)	(4,058)	139,827
Interest expense, net	111	7,874	30,066	—	38,051
Capital expenditures	160,043	14,935	3,633	—	178,611

	Year Ended December 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$21,772,478	$254,813	$—	$(240,654)	$21,786,637
Depreciation and amortization expense	254,161	23,831	12,964	—	290,956
Income (loss) from operations (Note 19)	808,021	148,215	(211,453)	(14,565)	730,218
Interest expense, net	4,695	33,363	116,369	—	154,427
Capital expenditures (Note 17)	634,013	89,539	3,483	—	727,035

	Year Ended December 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$15,908,537	$187,335	$—	$(175,448)	$15,920,424
Depreciation and amortization expense	201,358	14,983	5,835	—	222,176
Income (loss) from operations (Note 19)	551,810	110,822	(158,070)	(5,679)	498,883
Interest expense, net	2,938	30,433	116,674	—	150,045
Capital expenditures (Note 16)	1,471,291	121,351	20,229	—	1,612,871

	Balance at December 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 20)	$7,298,049	$737,550	$123,211	$(40,817)	$8,117,993

	Balance at December 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 20)	$6,419,950	$756,861	$482,979	$(37,863)	$7,621,927

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
Market Indicators (dollars per barrel, except as noted) (Note 12)	2017	2016	2017	2016
Dated Brent Crude	$61.39	$49.56	$54.18	$43.91
West Texas Intermediate (WTI) crude oil	$55.23	$49.23	$50.79	$43.34
Light Louisiana Sweet (LLS) crude oil	$60.94	$50.60	$54.02	$45.03
Alaska North Slope (ANS) crude oil	$61.31	$50.06	$54.43	$43.67
Crack Spreads
Dated Brent (NYH) 2-1-1	$14.44	$14.43	$14.74	$13.49
WTI (Chicago) 4-3-1	$19.44	$10.30	$15.88	$12.38
LLS (Gulf Coast) 2-1-1	$13.00	$11.98	$13.57	$10.75
ANS (West Coast) 4-3-1	$13.34	$14.16	$17.43	$16.46
Crude Oil Differentials
Dated Brent (foreign) less WTI	$6.16	$0.33	$3.39	$0.56
Dated Brent less Maya (heavy, sour)	$10.52	$6.70	$7.16	$7.36
Dated Brent less WTS (sour)	$6.59	$1.24	$4.37	$1.42
Dated Brent less ASCI (sour)	$3.88	$3.59	$3.66	$3.92
WTI less WCS (heavy, sour)	$16.48	$13.79	$12.24	$12.57
WTI less Bakken (light, sweet)	$(1.54)	$1.98	$(0.26)	$1.32
WTI less Syncrude (light, sweet)	$(1.53)	$(0.04)	$(1.74)	$(2.01)
WTI less LLS (light, sweet)	$(5.71)	$(1.37)	$(3.23)	$(1.69)
WTI less ANS (light, sweet)	$(6.08)	$(0.83)	$(3.63)	$(0.33)
Natural gas (dollars per MMBTU)	$2.92	$3.18	$3.02	$2.55

Key Operating Information
Production (barrels per day ("bpd") in thousands)	872.3	786.1	802.9	734.3
Crude oil and feedstocks throughput (bpd in thousands)	870.9	775.5	807.4	727.7
Total crude oil and feedstocks throughput (millions of barrels)	80.1	71.3	294.7	266.4
Gross margin per barrel of throughput	$4.39	$2.85	$3.53	$2.73
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 13)	$7.06	$5.80	$8.08	$6.09
Refinery operating expense per barrel of throughput (Note 14)	$5.02	$5.86	$5.52	$5.22
Crude and feedstocks (% of total throughput) (Note 15)
Heavy	33%	36%	34%	26%
Medium	30%	32%	30%	37%
Light	23%	18%	21%	25%
Other feedstocks and blends	14%	14%	15%	12%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	51%	52%	50%	50%
Distillates and distillate blendstocks	31%	32%	30%	31%
Lubes	1%	1%	1%	1%
Chemicals	2%	3%	2%	3%
Other	15%	13%	16%	15%
Total yield	100%	101%	99%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	359.3	323.6	332.5	322.9
Crude oil and feedstocks throughput (bpd in thousands)	362.4	324.5	338.2	327.0
Total crude oil and feedstocks throughput (millions of barrels)	33.3	29.9	123.4	119.7
Gross margin per barrel of throughput	$1.46	$2.01	$0.89	$1.28
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 13)	$4.02	$4.66	$5.46	$5.07
Refinery operating expense per barrel of throughput (Note 14)	$4.28	$4.40	$4.44	$4.42
Crude and feedstocks (% of total throughput) (Note 15):
Heavy	26%	35%	31%	22%
Medium	44%	38%	40%	52%
Light	12%	10%	11%	11%
Other feedstocks and blends	18%	17%	18%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%	47%	46%	47%
Distillates and distillate blendstocks	33%	35%	31%	31%
Lubes	2%	2%	2%	2%
Chemicals	1%	2%	1%	2%
Other	15%	14%	18%	17%
Total yield	99%	100%	98%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	143.8	143.1	148.2	161.8
Crude oil and feedstocks throughput (bpd in thousands)	141.5	139.3	145.2	159.1
Total crude oil and feedstocks throughput (millions of barrels)	13.0	12.8	53.0	58.3
Gross margin per barrel of throughput	$9.17	$1.59	$5.52	$2.57
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 13)	$12.17	$3.22	$10.28	$5.28
Refinery operating expense per barrel of throughput (Note 14)	$5.33	$5.29	$5.24	$4.59
Crude and feedstocks (% of total throughput) (Note 15):
Medium	36%	43%	37%	36%
Light	63%	56%	61%	62%
Other feedstocks and blends	1%	1%	2%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	55%	55%	54%	53%
Distillates and distillate blendstocks	33%	36%	33%	35%
Chemicals	6%	6%	6%	5%
Other	8%	6%	9%	9%
Total yield	102%	103%	102%	102%
See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	187.7	168.8	182.3	175.6
Crude oil and feedstocks throughput (bpd in thousands)	190.1	163.5	184.5	169.3
Total crude oil and feedstocks throughput (millions of barrels)	17.5	15.0	67.4	61.9
Gross margin per barrel of throughput	$2.92	$2.18	$3.68	$2.69
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 13)	$6.12	$6.10	$8.34	$6.67
Refinery operating expense per barrel of throughput (Note 14)	$4.51	$6.37	$4.84	$5.55
Crude and feedstocks (% of total throughput) (Note 15):
Heavy	36%	35%	38%	38%
Medium	16%	29%	22%	20%
Light	35%	17%	25%	26%
Other feedstocks and blends	13%	19%	15%	16%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	44%	48%	45%	47%
Distillates and distillate blendstocks	32%	31%	32%	31%
Chemicals	2%	6%	2%	6%
Other	21%	15%	20%	16%
Total yield	99%	100%	99%	100%

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	181.5	150.6	139.9	147.1
Crude oil and feedstocks throughput (bpd in thousands)	176.9	148.2	139.5	143.9
Total crude oil and feedstocks throughput (millions of barrels)	16.3	13.6	50.9	26.5
Gross margin per barrel of throughput	$4.24	$2.18	$2.84	$3.00
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 13)	$10.24	$10.36	$11.80	$11.14
Refinery operating expense per barrel of throughput (Note 14)	$6.85	$9.04	$9.35	$9.46
Crude and feedstocks (% of total throughput) (Note 15):
Heavy	77%	74%	74%	77%
Medium	7%	11%	8%	9%
Other feedstocks and blends	16%	15%	18%	14%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	62%	63%	64%	62%
Distillates and distillate blendstocks	27%	25%	22%	25%
Other	14%	14%	14%	16%
Total yield	103%	102%	100%	103%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 13)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	December 31, 2017		December 31, 2016
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of gross margin:
Revenues	$6,535,988	$81.58	$4,748,568	$66.56
Less: Cost of products and other	5,709,100	71.26	4,074,222	57.11
Less: Refinery operating expense	402,602	5.02	418,359	5.86
Less: Refinery depreciation expense	73,033	0.91	52,532	0.74
Gross margin	$351,253	$4.39	$203,455	$2.85
Less: Revenues of PBFX	(66,513)	(0.83)	(61,694)	(0.86)
Add: Affiliate Cost of sales of PBFX	3,407	0.04	1,215	0.02
Add: Refinery operating expense	402,602	5.02	418,359	5.86
Add: Refinery depreciation expense	73,033	0.91	52,532	0.74
Gross refining margin	$763,782	$9.53	$613,867	$8.61
Special Items (Note 5):
Add: Non-cash LCM inventory adjustment (Note 6)	(197,589)	(2.47)	(200,515)	(2.81)
Gross refining margin excluding special items (Note 5)	$566,193	$7.06	$413,352	$5.80

	Year Ended		Year Ended
	December 31, 2017		December 31, 2016
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of gross margin:
Revenues	$21,786,637	$73.92	$15,920,424	$59.77
Less: Cost of products and other	18,863,621	64.01	13,598,341	51.05
Less: Refinery operating expense	1,627,616	5.52	1,390,582	5.22
Less: Refinery depreciation expense	254,271	0.86	204,005	0.77
Gross margin	1,041,129	3.53	727,496	2.73
Less: Revenues of PBFX	(254,813)	(0.86)	(187,335)	(0.70)
Add: Affiliate Cost of sales of PBFX	8,448	0.03	8,701	0.03
Add: Refinery operating expense	1,627,616	5.52	1,390,582	5.22
Add: Refinery depreciation expense	254,271	0.86	204,005	0.77
Gross refining margin	$2,676,651	$9.08	$2,143,449	$8.05
Special Items (Note 5):
Add: Non-cash LCM inventory adjustment (Note 6)	(295,532)	(1.00)	(521,348)	(1.96)
Gross refining margin excluding special items (Note 5)	$2,381,119	$8.08	$1,622,101	$6.09

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) During the third quarter of 2017, we determined that we would revise the presentation of certain line items on our consolidated statements of operations to enhance our disclosure under the requirements of Rule 5-03 of Regulation S-X. The revised presentation is comprised of the inclusion of a subtotal within costs and expenses referred to as “Cost of sales” and the reclassification of total depreciation and amortization expense between such amounts attributable to cost of sales and other operating costs and expenses. The amount of depreciation and amortization expense that is presented separately within the “Cost of sales” subtotal represents depreciation and amortization of refining and logistics assets that are integral to the refinery production process. The historical comparative information has been revised to conform to the current presentation. This revised presentation does not have an effect on our historical consolidated income from operations or net income, nor does it have any impact on our consolidated balance sheets, statements of comprehensive income or statements of cash flows.

(2) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 3 through 9.

(3) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(4) Represents an adjustment to reflect our statutory corporate tax rate of approximately 39.6% and 39.1% for the 2017 and 2016 periods, respectively, applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 3. Our statutory tax rates will be reduced in future periods as a result of the TCJA enactment (as defined below).

(5) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to a lower of cost or market ("LCM") adjustment, changes in the tax receivable agreement liability ("TRA"), debt extinguishment costs, a net tax benefit related to the Tax Cuts and Jobs Act (the “TCJA”) and a net tax expense associated with the remeasurement of TRA associated deferred tax assets as further described below:

    (a) LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

     (b) Changes in the TRA reflect charges or benefits attributable to changes in our obligation under the TRA due to factors out of our control such as changes in tax rates.

    (c) Debt extinguishment costs reflect the difference between the carrying value of our 2020 Senior Secured Notes on the date that they were reacquired and the amount for which they were reacquired.

    (d) On December 22, 2017, the U.S. government enacted the TCJA. The TCJA makes broad and complex changes to the U.S. tax code, including, but not limited to reducing the U.S. federal corporate tax rate from 35 percent to 21 percent. Under GAAP, we are required to recognize the effect of the TCJA in the period of enactment. These effects resulted in a net tax expense associated with the remeasurement of TRA associated deferred tax assets and a net tax benefit for the reduction of our deferred tax liabilities as a result of the TCJA.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(6) The following table includes the lower of cost or market inventory reserve as of each date presented (in thousands):

			2017	2016
January 1,			$595,988	$1,117,336
September 30,			498,045	796,503
December 31,			300,456	595,988

The following table includes the corresponding impact of changes in the lower of cost or market inventory reserve on operating income and net income for the periods presented (in thousands):
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net LCM inventory adjustment benefit in operating income	$197,589	$200,515	$295,532	$521,348
Net LCM inventory adjustment benefit in net income	119,326	122,192	178,475	317,704

Additionally, during both the three months and year ended December 31, 2017 we recorded a change in TRA that increased operating income by $250.4 million and 250.9 million ($151.2 million and 151.5 million, net of tax), respectively.

During the three months and year ended December 31, 2016 we recorded a change in TRA that increased operating income by $16.1 million and $12.9 million ($9.8 million and $7.8 million, net of tax), respectively.

Furthermore, during the year ended December 31, 2017, we recorded pre-tax debt extinguishment costs of $25.5 million related to the redemption of the 2020 Senior Secured Notes. These nonrecurring charges decreased net income by $15.4 million for the year ended December 31, 2017. There were no such costs in the year ended December 31, 2016 nor in the three months ended December 31, 2017 and 2016.

The income tax impact of the special items, other than TCJA related items discussed in footnote 7 below, were calculated using the tax rates shown in footnote 4 above.

(7) The Company made a one-time adjustment to deferred tax assets and liabilities in relation to the TCJA. The net income tax expense impact of $20.2 million consists of a net tax expense of $193.5 million associated with the remeasurement of TRA associated deferred tax assets and a net tax benefit of $173.3 million for the reduction of our deferred tax liabilities as a result of the TCJA.

(8) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 3 above.

(9) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months and years ended December 31, 2017 and 2016, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 3,537,500 and 6,820,275 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2017, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 5,923,625 and 5,701,750 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2016, respectively.

(10) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of December 31, 2017, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets consist of rail and truck terminals and unloading racks, tank farms and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, the company’s refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements. In connection with the contribution by PBF LLC of the limited liability interests in Paulsboro Natural Gas Pipeline Company LLC ("PNGPC") to PBFX, the accompanying segment information has been retrospectively adjusted to include the historical results of PNGPC in the Logistics segment for all periods presented prior to such contribution.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. Prior to the PBFX initial public offering, PBFX was not considered to be a separate reportable segment. From a PBF Energy perspective, the company's chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX's individual segments.

(12) As reported by Platts.

(13) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(14) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(15) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(16) The Refining segment includes capital expenditures of $971.9 million related to the acquisition of the Torrance refinery and related logistic assets that was completed in the third quarter of 2016. Additionally, the Refining segment includes capital expenditures of $2.7 million for the working capital settlement related to the acquisition of the Chalmette refinery that was finalized in the first quarter of 2016.The Logistics segment includes capital expenditures of $98.4 million for the PBFX Plains Asset Purchase in the second quarter of 2016.

(17) The Logistics segment includes capital expenditures of $10.1 million for the acquisition of the Toledo Terminal by PBFX on April 17, 2017.

(18) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Marketable securities included in net debt fully collateralized PBFX's Term Loan prior to its repayment. Additionally, as described in footnote 5 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	December 31,	December 31,
(In thousands)	2017	2016
Total debt	$2,191,650	$2,148,234
Total equity	2,902,949	2,570,684
Total capitalization	$5,094,599	$4,718,918

Total debt	$2,191,650	$2,148,234
Total equity, excluding special items	2,950,154	2,912,375
Total capitalization, excluding special items	$5,141,804	$5,060,609

Total equity	$2,902,949	$2,570,684
Special items (Note 5):
Add: Non-cash LCM inventory adjustment (Note 6)	300,456	595,988
Add: Change in tax receivable agreement liability (Note 6)	(276,430)	(25,508)
Add: Debt extinguishment costs (Note 6)	25,451	—
Add: Recomputed income taxes on special items (Note 6)	(22,425)	(228,789)
Add: Net tax expense on TCJA related special items (Note 7)	20,153	—
Net impact of special items to equity	$47,205	$341,691
Total equity, excluding special items (Note 5)	$2,950,154	$2,912,375

Total debt	$2,191,650	$2,148,234
Less: Cash, cash equivalents and marketable securities	573,021	786,298
Net debt	$1,618,629	$1,361,936

Total debt to capitalization ratio	43%	46%
Total debt to capitalization ratio, excluding special items	43%	42%
Net debt to capitalization ratio	36%	35%
Net debt to capitalization ratio, excluding special items	35%	32%

(19) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation.

(20) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation.